Exhibit 10.32

OPENDOOR TECHNOLOGIES INC. 2022 INDUCEMENT AWARD PLAN

RESTRICTED STOCK UNIT GRANT NOTICE (CANADA)
    Opendoor Technologies Inc., a Delaware corporation (the “Company”), has granted to the participant listed below (“Participant”) the Restricted Stock Units (the “RSUs”) described in this Restricted Stock Unit Grant Notice (this “Grant Notice”), subject to the terms and conditions of the Opendoor Technologies Inc. 2022 Inducement Award Plan (as amended from time to time, the “Plan”) and the Restricted Stock Unit Agreement attached hereto as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice or the Agreement have the meanings given to them in the Plan.

Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:	[To be specified in individual award agreements.]
    By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has read and understands the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

NOTE: RSUs will be cancelled and forfeited on your Termination Date as set out in the Agreement; you will not be entitled to compensation or damages pursuant to contract, common law or civil law in respect of any such cancellation and forfeiture. See Section 2.1 of the Agreement for details.

OPENDOOR TECHNOLOGIES INC.    PARTICIPANT

By:
Name:	[Participant Name]
Title:

EXHIBIT A
FORM OF RESTRICTED STOCK UNIT AGREEMENT (CANADA)
    Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.
ARTICLE I.
GENERAL
1.1Award of RSUs. The Company has granted the RSUs to Participant effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share as set forth in this Agreement. Participant will have no right to be issued any Shares until the time (if ever) the RSUs have vested.
1.2Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any conflict between the Plan and this Agreement, the terms of the Plan will control to the extent of such conflict.
1.3Unsecured Promise. The RSUs will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
ARTICLE II.
VESTING; FORFEITURE AND SETTLEMENT
2.1Vesting; Forfeiture.
(a)Subject to the terms and conditions of this Agreement, the RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated.
(b)In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited on the Termination Date (as defined herein), except as otherwise determined by the Administrator or expressly provided in a binding written agreement between Participant and the Company, and Participant will not be entitled to any damages or other amounts in respect of such cancellation and forfeiture of RSUs in connection with Participant’s Termination of Service.
(c)Notwithstanding the terms of the Plan, Participant’s Termination of Service is deemed to end on the Termination Date for the purposes of the Plan and this Agreement. The “Termination Date” means:
(i)in the case of an Employee whose employment or term of office with the Company or a Subsidiary terminates (regardless of whether the termination is lawful or unlawful, with or without cause, and whether it is Participant or the Company or the Subsidiary that initiates the termination), the later of: (A) if and only to the extent required to comply with the minimum standards of the ESL (as defined herein), the last day of the minimum statutory notice period applicable to Participant pursuant to the ESL, if any; and (B) the date that is designated by the Company or Subsidiary, as the last day of Participant’s employment with the Company or Subsidiary provided that in the case of termination of employment by resignation by Participant, such date shall not be earlier than the date notice of resignation was given; and, in the case of either (A) or (B), without regard to any applicable period of reasonable notice or contractual notice to which Participant may claim to be entitled under common law, civil law or pursuant to contract in respect of a period which follows the last day that Participant actually and actively provides services to the Company or Subsidiary as specified in the notice of termination provided to Participant. For the avoidance of any doubt, the parties intend to displace any presumption that Participant is entitled to reasonable notice of termination under common law or civil law in connection with the Plan or this Agreement; or
(ii)in the event that Participant’s death occurs prior to the date determined pursuant to (i), (ii) or (iii), above, the date of Participant’s death.
(d)Participant’s eligibility to be granted RSUs ceases on the Termination Date. Except if and as required to comply with applicable minimum requirements contained in ESL, Participant is not eligible for continued vesting of any RSUs during any period in which Participant receives, or claims to be entitled to receive, any compensatory payments or damages in lieu of notice of termination pursuant to contract, common law or civil law, and Participant will not be entitled to any damages or other compensation in respect of any RSU that does not vest or is not awarded due to the Termination of Service of Participant as of the Termination Date for any reason. This Agreement displaces any and all common law and civil law rights Participant may have or claim to have in respect of any RSUs, including any right to damages. The foregoing shall apply, regardless of: (i) the reason for Participant’s Termination of Service; (ii) whether such Termination of Service is lawful or unlawful, with or without cause; (iii) whether it is Participant or the Company or a Subsidiary that initiates the termination; and (iv) any fundamental changes, over time, to the terms and conditions applicable to Participant’s employment.
2.2    Settlement.
(a)The RSUs will be paid in newly-issued Shares as soon as administratively practicable after the vesting of the applicable RSU, but in no event later than the March 15 of the year following the year in which the RSU’s vesting date occurs. Notwithstanding Section 9.9 of the Plan, no portion of the RSUs will be settled in cash without Participant’s consent.
(b)Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)); provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
ARTICLE III.
TAXATION AND TAX WITHHOLDING
3.1Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
3.2Tax Withholding.
(a)Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by Applicable Law to be withheld in connection with such

Participant’s Awards in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company by the date of the event creating the tax liability. Alternatively, and subject to any requirements or limitations under Applicable Law, the Company may and the Participant hereby authorizes and consents to the Company, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to the RSUs by any of the following methods only:
(i)by surrendering to the Company for cancellation RSUs with respect to that number of Shares with a Fair Market Value equal to the applicable tax withholding obligations; or
(ii)if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, delivery by the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to sell shares issued in respect of the RSUs in an amount necessary to satisfy the applicable tax withholding obligations and deliver promptly to the Company funds sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator; or
(iii)any combination of the foregoing payment forms approved by the Administrator.
(b)Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the subsequent sale of Shares. The Company and its Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability.
ARTICLE IV.
DIVIDEND EQUIVALENTS
Dividend Equivalents, if any, will be credited in the form of additional RSUs as of each dividend payment date in respect of which normal cash dividends are paid on Shares. Such Dividend Equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Share by the number of RSUs held by Participant on the record date for the payment of such dividend, by (b) the Fair Market Value at the close of the first business day immediately following the dividend record date, rounded down to the nearest whole number. Dividend Equivalents credited to Participant’s account shall be subject to the same vesting and other terms as the RSUs to which they relate.
ARTICLE V.
OTHER PROVISIONS
5.1Adjustments. Participant acknowledges that the RSUs, and the Shares subject to the RSUs, are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
5.2Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Designated Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or a regularly maintained branch post office, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
5.3Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.4Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
5.5Compliance with Employment Standards. It is understood and agreed that all provisions of the Plan and this Agreement are subject to all applicable minimum requirements of applicable employment standards legislation (“ESL”) and it is the intention of the Company and its Subsidiaries to comply with the minimum applicable requirements contained in ESL. Accordingly, the Plan and this Agreement shall: (a) not be interpreted as in any way waiving or contracting out of ESL, and (b) be interpreted to achieve compliance with ESL. In the event that ESL provides for a superior right or entitlement upon termination of employment or otherwise (“Statutory Entitlements”) than provided for under the Plan or this Agreement, Participant shall be provided with Participant’s minimum Statutory Entitlements in substitution for Participant’s rights under the Plan and/or this Agreement. There shall be no presumption of strict interpretation against the Company or any Subsidiary.
5.6Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Agreement»), ainsi que cette Annexe, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
5.7Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
5.8Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
5.9Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
5.10Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
5.11Limitation on Participant’s Rights. The participation of any Participant in the Plan is entirely voluntary and participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.
5.12Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
5.13Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
5.14Restrictions. In the event the Shares are no longer registered with the Securities and Exchange Commission (as determined by the Administrator), any Shares acquired in respect of the RSUs shall be subject to such terms and conditions as the Administrator shall determine, including, without limitation, restrictions on the transferability, repurchase rights, the right of the Company to require that Shares be transferred in the event of certain transactions, rights of first refusal, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Administrator, be contained in an exercise notice, securityholders’ agreement or in such other agreement as the Administrator shall determine, in each case in a form determined by the Administrator. The Administrator may condition the issuance of such Shares on Participant’s consent to such terms and conditions and Participant’s entering into such agreement or agreements.
* * * * *